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Independent auditors' consent

The board of trustees and shareholders
AXP California Tax-Exempt Trust
            California Tax-Exempt Fund


We consent to the use of our report included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                                    KPMG LLP



Minneapolis, Minnesota
August , 2000